UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 16, 2006
LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-12933 (Commission File Number)	94-2634797 (IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
Adoption of Executive Incentive Plan Performance Goals for the First Half of Calendar Year 2006
     On February 16, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Lam Research Corporation (the “Company”) established corporate performance goals for the first half of its calendar year 2006 incentive plan (the “Plan”) for its named executive officers other than the Chief Executive Officer and Executive Chairman. The Plan provides for the payment of incentive bonuses upon achievement of certain corporate, organizational and individual performance objectives. The corporate performance objective is based on the Company’s operating profit. Each officer was assigned a target percentage of his or her base salary for the period, and the calculated incentive amounts may range from zero to 2.25 times the target amounts based on the achievement of the specified performance objectives. The calculated bonus amounts will vary to the extent that the actual performance exceeds or falls below performance targets. The amount of the final incentive payments is subject to the discretion of the Committee and may vary from the calculated incentive amount.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 23, 2006

LAM RESEARCH CORPORATION
By:	/s/ Mark S. Frey
Mark S. Frey
Vice President, Finance, and Corporate Controller